142 West 57th Street, Seventeenth Floor
New York, New York 10019
212.699.4000
March 31, 2014
Board of Directors
EveryWare Global, Inc.
519 North Pierce Ave
Lancaster, OH 43130
Gentleman:
Monomoy Capital Partners, L.P. and its affiliated funds and Monomoy Capital Partners II, L.P. and its affiliated funds (each, a “Monomoy Fund” and together, the “Monomoy Funds”) are pleased to provide this commitment, subject to the terms and conditions set forth herein, to purchase securities from EveryWare Global, Inc. (the “Company”)(the “Commitment”). As you know, the Monomoy Funds collectively own approximately 59.4% of the issued and outstanding common stock of the Company; each Monomoy Fund’s pro rata share of the aggregate number of shares of Company common stock held collectively by the Monomoy Funds is that Monomoy Fund’s “Pro Rata Share”.
Reference is made to the Term Loan Agreement, dated as of May 21, 2013, by and among, Anchor Hocking, LLC and/or Oneida Ltd., (the “Borrowers”) and various lenders from time to time party thereto, and Deutsche Bank AG New York, as administrative agent (as amended or modified from time to time, and subject to any waiver or forbearance of the terms thereof, the “Credit Agreement”). Capitalized terms not otherwise defined in this letter shall have the meaning given to such terms in the Credit Agreement.
For purposes of determining whether an Event of Default under Section 7.11 of the Credit Agreement is continuing, Borrowers may, in accordance with the terms and conditions of the Credit Agreement, designate a portion of the net cash proceeds of any cash contribution to the common capital of a Borrower, or from the sale or issuance of a Borrower’s Qualified Equity Interests, to increase on a pro forma basis Consolidated EBITDA solely for the purpose of determining compliance with Section 7.11 for a Measurement Period with respect to which the Cure Contribution was made.
Subject to the terms and conditions of the Credit Agreement, until December 31, 2014, if an Event of Default occurs under Section 8.01(b) of the Credit Agreement with respect to Section 7.11 of the Credit Agreement (the “Covenant Default”) and, at such time:
(a)no other Default or Event of Default under the Credit Agreement exists which has not been waived or cured in accordance with the terms of the Credit Agreement and no “Default” or “Event of Default” exists under and as defined in the ABL Credit Agreement which has not been waived or cured in accordance with the terms of the ABL Credit Agreement;
(b)    the representations and warranties of the Loan Parties in each of the Credit Agreement and the ABL Credit Agreement, (as defined below), are true and correct in all material respects (other than with respect to the existence of the Covenant Default) as of the date of the

Investment (as defined below) or if such representations and warranties refer to an earlier date, they are true and correct in all material respects as of such earlier date.
(c)    no “Material Adverse Effect” (under and as defined in the Credit Agreement and under and as defined in the ABL Credit Agreement) shall have occurred;
(d)    the provisions of Section 8.03 of the Credit Agreement providing for the Cure Right are available to the Borrowers; and
(e)    after giving effect to the Investment, no Default or Event of Default would exist under the Credit Agreement and no “Default” or “Event of Default” would exist under and as defined in the ABL Credit Agreement, then, the Monomoy Funds will within the period required to effectuate the Cure Right in accordance with Section 8.03 of the Credit Agreement, on terms and conditions satisfactory to the Monomoy Funds, offer to purchase from the Company securities (which may include preferred stock, convertible preferred stock, debt or convertible debt) having an aggregate purchase price in an amount sufficient to make a Cure Contribution (the “Investment”), provided that, in no event will Monomoy make, or be required to make, an Investment in excess of $12,000,000.00 in the aggregate (“Cap”). Further, notwithstanding the foregoing, (a) the Monomoy Funds aggregate commitment hereunder, and the Cap, shall be reduced by the amount of any other amount contributed with respect to Cure Contributions made to the Borrower, from whatever source, (b) each Monomoy Fund shall be responsible for only its Pro Rata Share of any Investment and (c) each Monomoy Fund’s maximum obligation under the Commitment shall be an amount up to its Pro Rata Share of the Cap.
This Commitment shall be binding on each Fund separately with respect to its Pro Rata Share solely for the benefit of the Company; this Commitment is not a joint and several obligation of the Monomoy Funds. Nothing in this Commitment is intended to or shall confer upon or give to any person or entity other than the Company any benefits, rights or remedies. No person or entity other than the Company shall have any right to enforce, or cause or seek to cause the Company to enforce, the Commitment or any provision hereof, including without limitation any of the Company’s creditors or other stockholders.
The parties hereto agree that, the Company’s sole and exclusive remedy for any Monomoy Fund’s failure to perform on the Commitment in accordance with the terms and conditions hereof, shall be a right to specifically enforce its rights, and that Monomoy Fund’s obligations, under this Commitment, and not by any action or actions for damages or against any former, current or future direct or indirect director, officer, employee, agent or affiliate of the Monomoy Fund, any former, current or future, direct or indirect holder of any equity interests or securities of the Monomoy Fund (whether such holder is a limited or general partner, member, manager, stockholder or otherwise), any former, current or future assignee of the Monomoy Fund or any former, current or future director, officer, employee, agent, general or limited partner, manager, member, stockholder, affiliate (other than the Company), controlling person, representative or assignee of any of the foregoing (each such person or entity, a “Related Person”) in respect of any liabilities or obligations arising under, or in connection with, this Commitment. If the Company successfully specifically enforces the Commitment, and the Monomoy Fund makes the Investment, then the Company shall have no further remedy or rights against the Monomoy Funds or with respect to this Commitment whatsoever. Notwithstanding anything that may be expressed or implied in this Commitment, by its acceptance hereof, the Company acknowledges and agrees that (a) notwithstanding that the Monomoy Fund is a limited liability entity, no recourse hereunder or under any documents or instruments delivered in connection herewith may be had against any Related Person, whether by the enforcement of any judgment or assessment or by any legal or equitable proceeding or by virtue of any statute, regulation or other applicable law, and (b) no personal liability whatsoever will attach to, be imposed on or otherwise be incurred by Related Persons in connection with this Commitment or any documents or instruments delivered in connection herewith for any claim based on, in respect of or by reason of such obligations or by their creation.
By its terms, this Commitment expires December 31, 2014, but it shall expire earlier without any further liability or obligation by any Monomoy Fund or any Related Person in the event any action is brought, directly or indirectly, with respect to this Commitment by any person or entity other than the Company or against any Related Person. In addition, this Commitment shall terminate and have no further force or effect immediately and without any further action by the parties hereto if the Borrower enters into an amendment to Section 7.11, 8.01 or 8.03 of the Credit Agreement, or if compliance with Section 7.11, or any Default or Event of Default with respect to Section 7.11, is waived by the Loan Parties, or if the Loan Parties agree to forbear from exercising any remedies with respect to Default or an Event of Default with respect to Section 7.11, in each case, through December 31, 2014.
Each Monomoy Fund as to itself only hereby represents and warrants that (a) it has all power and authority to execute, deliver and perform this Commitment; (b) the execution, delivery and performance of this Commitment by the Monomoy Fund has been duly and validly authorized and approved by all necessary action; (c) this Commitment has been duly and validly executed and delivered by it and constitutes a valid and legally binding obligation of it, enforceable against that Monomoy Fund in accordance with its terms (subject to (i) the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other similar laws affecting creditors’ rights generally and (ii) general equitable principles (whether considered in a proceeding in equity or at law)); and (d) it has the financial capacity to pay and perform its obligations under this Commitment.
The Company shall reimburse the Monomoy Funds for, and shall indemnify each Monomoy Fund against, any and all fees and expenses (including attorney fees and expenses) incurred by such Monomoy Fund with respect to any Investment or this Commitment, subject to approval by a committee of the Company’s board of directors consisting of independent directors.
Each party to this Commitment, by its execution hereof, (a) hereby irrevocably submits to the exclusive jurisdiction of any state or federal court of competent jurisdiction in the State of Delaware for the purpose of any action between the parties arising in whole or in part under or in connection with this Commitment, (b) hereby waives to the extent not prohibited by applicable law, and agrees not to assert, by way of motion, as a defense or otherwise, in any such action, any claim that it is not subject personally to the jurisdiction of the above-named courts, that its property is exempt or immune from attachment or execution, that any such action brought in one of the above-named courts should be dismissed on grounds of forum non conveniens, should be transferred or removed to any court other than one of the above-named courts, or should be stayed by reason of the pendency of some other proceeding in any other court other than one of the above-named courts, or that this Commitment or the subject matter hereof may not be enforced in or by such court, and (c) hereby agrees not to commence any such action other than before one of the above-named courts. TO THE EXTENT NOT PROHIBITED BY APPLICABLE LAW THAT CANNOT BE WAIVED, THE PARTIES HEREBY WAIVE, AND COVENANT THAT THEY WILL NOT ASSERT (WHETHER AS PLAINTIFF, DEFENDANT OR OTHERWISE), ANY RIGHT TO TRIAL BY JURY IN ANY ACTION ARISING IN WHOLE OR IN PART UNDER OR IN CONNECTION WITH THIS COMMITMENT, WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER SOUNDING IN CONTRACT, TORT OR OTHERWISE. THE PARTIES AGREE THAT ANY OF THEM MAY FILE A COPY OF THIS PARAGRAPH WITH ANY COURT AS WRITTEN EVIDENCE OF THE KNOWING, VOLUNTARY AND BARGAINED-FOR AGREEMENT AMONG THE PARTIES IRREVOCABLY TO WAIVE ITS RIGHT TO TRIAL BY JURY IN ANY PROCEEDING WHATSOEVER BETWEEN THEM RELATING TO THIS COMMITMENT OR ANY OF THE TRANSACTIONS CONTEMPLATED

HEREBY AND THAT ANY SUCH PROCEEDING WILL INSTEAD BE TRIED IN A COURT OF COMPETENT JURISDICTION BY A JUDGE SITTING WITHOUT A JURY.
This Commitment and the obligations hereunder shall be governed by and construed in accordance with the laws of the State of Delaware. This Commitment constitutes the entire agreement with respect to the subject matter hereof, and supersedes all prior agreements, understandings and statements, both written and oral, between or among the Company or any of its affiliates and the Monomoy Funds or any of its affiliates. This Commitment may not be amended, and no provision hereof waived or modified, except by an instrument in writing signed by each Monomoy Fund and the Company. This Commitment may be executed in counterparts (including by means of facsimile or electronically transmitted signature pages), each of which, when so executed, shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.
Sincerely,
MONOMOY CAPITAL PARTNERS, L.P.
By: Monomoy General Partner, L.P.
Its: General Partner
By: Monomoy Ultimate GP, LLC
Its: General Partner
By:     /s/ Justin Hillenbrand
Name: Justin Hillenbrand
Its:     Partner
and
MONOMOY CAPITAL PARTNERS II, L.P.
By: Monomoy General Partner II, L.P.
Its: General Partner
By: Monomoy Ultimate GP, LLC
Its: General Partner
By:     /s/ Justin Hillenbrand
Name: Justin Hillenbrand
Its:     Partner
AGREED AND ACCEPTED:
EVERYWARE GLOBAL INC.
By: /s/ Bernard Peters
Its: Chief Financial Officer

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